AMENDING AGREEMENT
(REVOLVING LINE OF CREDIT)

THIS AGREEMENT is made effective December 22, 2006.

AMONG:

NORD RESOURCES CORPORATION, a Delaware corporation, with an office at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705

(“Nord”)

AND:

RONALD HIRSCH, an adult individual residing in the county of Orange, State of California

(“Hirsch”)

AND:

STEPHEN SEYMOUR, an adult individual residing in the county of Baltimore, State of Maryland

(“Seymour”)

WHEREAS:

(A)                     On June 21, 2005, Nord entered into a $600,000 revolving line of credit agreement (the “Credit Agreement”) and Secured Promissory Note (the “Note” and together with the Credit Agreement, the “Revolver”) with Hirsch and Seymour, that was amended on November 8, 2005, May 5, 2006, August 14, 2006, August 17, 2006 and September 29, 2006;

(B)                     Nord, Hirsch and Seymour wish to amend the terms of the Revolver as described in this Agreement; and

(C)                     Capitalized terms not otherwise herein defined shall have the meaning ascribed to them in the Revolver.

THIS AGREEMENT WITNESSES that in consideration of the premises and of the sum of $10 and other good and valuable consideration now paid by each of the parties to the others (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties covenant and agree that;

Revolving Line of Credit

1.           The Maturity Date is the earlier of:

(a)	January 19, 2007, or

(b)	the closing date of

	(i)	a registered equity offering and/or a debt project financing (collectively or separately, a “Funding”) in which the Company raises not less than the aggregate amount of $20,000,000, or

	(ii)	a significant corporate transaction (a “Significant Transaction”) in which

(A)

any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the common shares the Company, or

(B)

there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or of assets of the Company valued at $12,000,000 or greater provided that if the maturity date of Nord’s $4,900,000 loan facility with Nedbank is extended, Nord, Hirsch, and Seymour will negotiate a further amendment to this section in good faith.

All outstanding amounts owing under the Revolver will be paid in cash on the Maturity Date, as so extended.

Amendment

2.           Except as amended hereby, the Revolver continues in full force and effect as of the date hereof.

Entire Agreement

3.           This Agreement constitutes the entire agreement between the parties, and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise between the parties, with respect to the subject matter of this Agreement. Nothing in this Section 2 will limit or restrict the effectiveness and validity of any document with respect to the subject matter of this Agreement that is executed and delivered contemporaneously with or pursuant to this Agreement.

Counterparts

4.           This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF this Agreement has been executed by the parties effective as of the day and year first above written.

NORD RESOURCES CORPORATION

Per:	/s/ John Perry
John Perry
Senior Vice President, Secretary, Treasurer and
Chief Financial Officer

/s/ Ronald Hirsch	/s/ Stephen Seymour
RONALD HIRSCH	STEPHEN SEYMOUR